                                                                     EXHIBIT 3.2

                                     BYLAWS
                                       OF
                            ATMOS ENERGY CORPORATION

                 (Amended and Restated as of November 12, 1997)

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                                   ARTICLE I

                                    OFFICES

    1.01 Registered Office. The registered office in the State of Texas shall be located in the City of Dallas, County of Dallas, State of Texas. The registered office in the Commonwealth of Virginia shall be located in the City of Richmond, Commonwealth of Virginia.

    1.02 Other Offices. The corporation also may have offices at such other places both within and without the State of Texas or the Commonwealth of Virginia as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

    2.01 Place of Meetings. All meetings of shareholders for the election of directors or for any other proper purposes shall be held at such place within or without the State of Texas or the Commonwealth of Virginia as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

    2.02 Annual Meeting. An annual meeting of shareholders shall be held at 11:00 a.m. on the second Wednesday of February of each year commencing in 1989, unless such day is a legal holiday, in which case such meeting shall be held at the specified time on the next full business day thereafter which is not a legal holiday, or on such day and at such time as shall be determined by the Board of Directors. At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

    2.03 Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, a majority of the Board of Directors, or as otherwise provided in the Articles of Incorporation, the Texas Business Corporation Act, or the Virginia Stock Corporation Act.

    2.04 Notice of Annual or of Special Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting. However, notice of a meeting of shareholders to act upon an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets, or the dissolution of the corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the meeting date. Notice may be given either personally or by mail, by or at the direction of the Chairman of the Board, President, Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

    2.05 Notice of Shareholder Proposals. At any annual meeting, only such business shall be conducted as shall have been brought before the annual meeting by or at the direction of the Board of Directors or by any shareholder who complies with the procedures set forth in this Section 2.05.

    Except as otherwise provided by the Articles of Incorporation, the only business which shall be conducted at any annual meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in Section 2.04 of the Bylaws, (ii) be brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting or (iii) have been specified in a written notice (a "Shareholder Proposal Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Shareholder Proposal Notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by, the Secretary of the corporation, at the principal executive offices of the corporation, not less than sixty (60) days nor more than eighty-five (85) days prior to the annual meeting; provided, however, that if less than seventy-five (75) days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Secretary of the corporation not later than the close of business on the tenth (10/th/) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be included in the corporation's proxy statement for mailing to all shareholders, a Shareholder Proposal Notice must be delivered or mailed by first class United States mail, postage prepaid, to and received by, the Secretary of the corporation, at the principal executive offices of the corporation, not less than one hundred twenty (120) days in advance of the date of the corporation's release of its proxy statement to shareholders in connection with the previous year's annual meeting of

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

shareholders.

    Each Shareholder Proposal Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the shareholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Shareholder Proposal Notice; and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to
Section 14 of the Securities Exchange Act of 1934. No business shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this paragraph or the Articles of Incorporation.

    2.06 Business at Special Meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

    2.07 Quorum of Shareholders. Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the date of the adjourned meeting is at least one hundred twenty (120) days after the date of the original meeting, notice of such adjourned meeting must be provided to shareholders as of the new record date.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    2.08 Act of Shareholders' Meeting. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the shares may be required by the Texas Business Corporation Act or the Virginia Stock Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on a matter and represented in person or by proxy at a meeting at which a quorum is present, shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation

    2.09 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that

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the voting rights of the shares of any class are limited or denied by the
Articles of Incorporation or are otherwise provided by law. Cumulative voting in the election of directors or otherwise is expressly prohibited by the Articles of Incorporation. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.

    2.10 Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated by the chairman of the meeting or in the order of business for so delivering such proxies. No proxy shall be valid after eleven
(11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder's proxy, if there be such proxy.

    2.11 Voting List. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to the inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any such meeting of shareholders.

    2.12 Order of Business. The order of business of each meeting of the shareholders of the corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the conduct of the meeting, including, without limitation, the establishment of the procedures for the dismissal of business not properly presented, maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation,

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restrictions on entry to such meetings after the time prescribed for commencement thereof, and the opening and closing of the voting polls.

    2.13 Action by Written Consent without a Meeting. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders.

                                  ARTICLE III

                               BOARD OF DIRECTORS

    3.01 Powers. The business and affairs of the corporation shall be managed under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised and done by the shareholders.

    3.02 Number of Directors. The number of directors of the corporation constituting the Board of Directors shall be not less than three (3) or more than fifteen (15). The number of directors shall be determined in accordance with these Bylaws by resolution of the Board of Directors or of the shareholders, but no decrease shall have the effect of shortening the term of any incumbent director. Any change in the range for the size of the Board of Directors or a change from a variable-range to a fixed size Board or vice versa may be effected following shareholder approval.

     3.03 Election and Term. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1989 annual meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of shareholders beginning in 1990, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall be elected by a majority vote of the outstanding shares entitled to vote in the election of directors and represented in person or by proxy at a meeting of shareholders at which a quorum is present. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a

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term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

    3.04 Nominations of Directors. Nominations for election to the Board of Directors of the corporation at a meeting of shareholders may be made by the Board of Directors, or by any shareholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to and received by the Secretary of the corporation, at the principal executive offices of the corporation, not less than sixty (60) days nor more than eighty-five (85) days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, such nomination shall have been received by the Secretary of the corporation not later than the close of business on the tenth (10/th/) day following the day on which the notice of meeting was mailed or such public disclosure was made. Such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

    3.05 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. The term of office of a director elected to fill a vacancy shall continue only until the next succeeding election

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of one or more directors by the shareholders.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

    3.06 Resignation and Removal. Any director may resign at any time upon giving written notice to the Board of Directors, Chairman of the Board, President or Secretary of the corporation. No director shall be removed during his term of office except for cause and by the affirmative vote of the holders of seventy-five percent (75%) of the shares then entitled to vote at an election
of directors.   A director may be removed by the shareholders only at a meeting called for the purpose of removing him. The notice for such a meeting shall state that the purpose, or one of the purposes of the meeting, is the removal of the director.

    3.07 Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                             MEETINGS OF THE BOARD

    4.01 First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following and at the same place as the annual meeting of shareholders unless, by unanimous consent of the directors then elected and serving, such time or place shall be changed.

    4.02 Regular Meeting. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas or the Commonwealth of Virginia as from time to time shall be prescribed by resolution of the Board of Directors.

    4.03 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least

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twenty-four (24) hours before the time of the meeting.

    4.04 Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    4.05 Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

    4.06 Act of Directors' Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation, or these Bylaws.

    4.07 Action by Written Consent without a Meeting. Any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at such meeting. Action by written consent is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein, provided the consent states the date of execution of each director.

                                   ARTICLE V

                                   COMMITTEES

    The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of two or more members and, to the extent provided in such resolution or in the Articles of Incorporation or in these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except that no such committee shall have the authority of the Board of Directors in reference to (i) amending the Articles of Incorporation, (ii) proposing to the shareholders a reduction in the stated capital of the corporation, (iii) approving a plan of merger, share exchange or conversion of the corporation, (iv) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation

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otherwise than in the usual and regular course of its business, (v) recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, (vi) amending, altering, or repealing the Bylaws of the corporation or adopting new Bylaws for the corporation, filling vacancies in the Board of Directors or filling vacancies in or designating alternate members of any committee, (vii) filling any directorship to be filled by reason of an increase in the number of directors, (viii) electing or removing officers, members of the Board of Directors or members of any committee, (ix) fixing the compensation of any member of a committee, (x) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable or (xi) approving, authorizing or recommending to shareholders any other action that the Virginia Stock Corporation Act requires to be approved by shareholders. No committee shall have the power or authority to declare a dividend, authorize or approve any other type of distribution to shareholders, or to authorize the issuance, sale or contract for sale of shares of the orporation. The Board of Directors shall fill vacancies in the membership of each committee at a regular or special meeting of the Board. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                                   ARTICLE VI

                                    NOTICES

    6.01 Methods of Giving Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the Articles of Incorporation or these Bylaws, it shall be given in writing and delivered personally or mailed to such shareholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid. Notice to directors may also be given by telegram or electronic communication including facsimile transmission, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office or transmitted by means of electronic communication.

    6.02 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of any law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

    6.03 Attendance as Waiver. Attendance of a director at or participation in a meeting shall constitute a waiver of notice of

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such meeting, unless such director at the beginning of the meeting or promptly upon his arrival, objects to holding the meeting or to the transaction of any business at such meeting and who does not thereafter vote for or assent to action taken at the meeting. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of objection to lack of notice or defective notice of such meeting, unless such shareholder at the beginning of the meeting objects to holding the meeting or to transacting business at such meeting.

                                  ARTICLE VII

                       ACTION WITHOUT A MEETING BY USE OF
                              CONFERENCE TELEPHONE
                      OR SIMILAR COMMUNICATIONS EQUIPMENT

    Subject to the provisions requiring or permitting notice of meeting, unless otherwise restricted by the Articles of Incorporation or these Bylaws, shareholders, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such shareholders, Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business, and in the case of a director, who does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE VIII

                                    OFFICERS

    8.01 Executive Officers. The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may also include the Chairman of the Board if so designated as an officer by the Board of Directors and such other officers as are provided for in Section 8.03 of this Article. Any Vice President of the corporation may, by the addition of a number or a word or words before or after the title "Vice President", be designated "Senior Executive", "Executive", "Senior", "Trust", "Second" or "Assistant" Vice President. Each officer of the corporation shall be elected or appointed by the Board of Directors as provided in Sections 8.02 and 8.03 of this Article. Any two or more offices may be held by the same person.

    8.02 Election and Qualification. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, none of whom need be a member of the Board. The Board also may elect one or more Assistant Secretaries and Assistant Treasurers.

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    8.03  Other Officers and Agents.  The Board of Directors may elect or appoint such other officers, assistant officers and agents as may be necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

    8.04 Compensation. The compensation of all officers and agents of the corporation shall be fixed by resolution of the Board of Directors.

    8.05 Term, Removal and Vacancies. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation or removal. Any officer may resign at any time upon giving written notice to the corporation which resignation will not affect the corporation's contract rights, if any, with such officer. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to such removed person's contract rights, if any, with the corporation. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

    8.06 Chief Executive Officer. In the event such positions are held by different individuals, the Board of Directors shall designate whether the Chairman of the Board or the President shall be the chief executive officer of the corporation. The chief executive officer shall have all of the powers and duties as usually pertain to such position, including the power to make and sign contracts and agreements in the name of and on behalf of the corporation and all other powers and duties granted by these Bylaws to the President of the corporation. In the event the Chairman of the Board is designated the chief executive officer of the corporation, the Chairman of the Board shall have supervisory powers over the President, all other officers of the corporation, and the business activities of the corporation.

    8.07 President. The President shall be the chief operating officer of the corporation and shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors. The President shall have general powers of oversight, supervision and management of the business and affairs of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have the power to make and sign contracts and agreements in the name and on behalf of the corporation and to do or perform all other acts incident to the office of President or that are authorized or required by law. In the event that different persons hold such positions, the President shall preside at meetings of the shareholders in the absence of the

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

Chairman of the Board. If the President is also a member of the Board, he shall be ex-officio a member of all committees of the Board and shall preside, in the absence of the Chairman of the Board, at meetings of the Board, if the President is not also serving as the Chairman of the Board at that time.

    8.08 Vice President. Unless otherwise determined by the Board of Directors, one of the Vice Presidents shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The various Vice Presidents shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

    8.09 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders as may be prescribed by the Board of Directors, Chairman of the Board, or the President. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

    8.10 Assistant Secretaries. An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    8.11 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board (if he is the chief executive officer), President, and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

    8.12 Assistant Treasurers. An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

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

    8.13 Officer's Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of any and all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE IX

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Subject to any limitation which may be contained in the Articles of Incorporation, the corporation shall indemnify, to the fullest extent permitted by law, any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the corporation, or, such person who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorney's fees) actually incurred by such person in connection with such action, suit, or proceeding. In addition to the foregoing, the corporation shall, upon request of any such person described above and to the fullest extent permitted by law, pay or reimburse the reasonable expenses incurred by such person in any action, suit, or proceeding described above in advance of the final disposition of such action, suit, or proceeding.

                                   ARTICLE X

                            CERTIFICATES FOR SHARES

    10.01 Certificates Representing Shares. The corporation shall deliver certificates representing all shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the Chairman of the Board, President, or a Vice President, and the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the Chairman of the Board, President, or Vice President, and the

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

Secretary or Assistant Secretary, upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of Texas and the State Corporation Commission of Virginia and (b) the corporaton will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office. If the corporation has by its Articles of Incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, each certificate representing shares issued by such corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Articles of Incorporation on file in the office of the Secretary of State of Texas and the State Corporation Commission of Virginia and (b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on request to the corporation at its principal place of business or registered office. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas and the Commonwealth of Virginia, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, which such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for any share until the consideration therefor, fixed as provided by law, has been fully paid.

    10.02 Restrictions on Transfer of Shares. If any restriction on the transfer, or registration of the transfer, of

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

shares shall be imposed or agreed to by the corporation, as permitted by law, the Articles of Incorporation or these Bylaws, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restrictions on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such restrictions exist pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified document, or (b) if such document is one required or permitted to be and has been filed under applicable law, that such specified document is on file in the Office of the Secretary of State of Texas or the State Corporation Commission of Virginia and contains a full statement of such restrictions. Unless such document was on file in the Office of the Secretary of State of Texas or the State Corporation Commission of Virginia at the time of the request, as required by applicable law, if the corporation fails within a reasonable time to furnish the record holder of a certificate, upon such request and without charge, a copy of the specified document, the corporation shall not be permitted thereafter to enforce its rights under the restrictions imposed on the shares represented by such certificate. Any restriction on the transfer, or registration of transfer, of shares of the corporation, if reasonable and noted conspicuously on the certificates representing such shares, may be enforced against the holder of the restricted shares or any successor or transferee of the holder, including an executor, administrator, trustee, guardian, or other fiduciary entrusted with like responsiility for the person or estate of the holder. Unless noted conspicuously on the certificates representing such shares, a restriction, even though otherwise enforceable, is ineffective except against a person with actual knowledge of the restriction.

    10.03 Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

    10.04 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the

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

owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    10.05 Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting or such longer period as may be required by law. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, except with respect to a meeting of shareholders at which the shareholders will be asked to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of all or substantially all of the assets or the dissolution of the corporation, not less than twenty-five (25) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date prior to the day notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, respectively, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 10.05, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired. However, if a meeting is adjourned to a date which is at least one hundred twenty (120) days after the date fixed for the original meeting, the Board of Directors shall fix a new record date and provide notice of such to shareholders.

    10.06 Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas and the Commonwealth of Virginia.

                                   ARTICLE XI

                               GENERAL PROVISIONS

    11.01 Dividends. The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in cash, in property, or in its own shares, except if (i) after giving effect to the distribution, the corporation would be insolvent, (ii) the distribution would exceed the surplus of the corporation, (iii) the payment thereof would cause the corporation's total assets to be less than the sum of its total liabilities based on the application of accounting practices and principles that are reasonable under the circumstances, (iv) the payment thereof would cause the corporation to be unable to pay its debts as they become due in the usual course of business, or (v) the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation. The corporation may make a distribution of its own shares to shareholders, as allowed by applicable law. Such dividends may be declared at any regular or special meeting of the Board, and the declaration and payment thereof shall be subject to all applicable provisions of law, the Articles of Incorporation and these Bylaws.

    11.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall deem conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    11.03 Reports. The Board of Directors shall, when requested by the holders of at least a majority of the outstanding shares of the corporation, present full and clear written reports, not more often than quarterly, of the amount of business and the financial condition of the corporation.

    11.04 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors from time to time may designate.

    11.05 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

    11.06  Seal.  The corporation may have a corporate seal and,

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

if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

    11.07 Opt-out of Certain Provisions of Virginia Law. The provisions of Sections 13.1-728.1 through 13.1-728.9, "Control Share Acquisitions", of the Virginia Stock Corporation Act shall not apply to the corporation or to acquisitions of common stock of the corporation.

                                  ARTICLE XII

                                   AMENDMENTS

    The initial Bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, is vested in the Board of Directors. Thus, these Bylaws may be altered, amended, or repealed or new Bylaws may be adopted at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the Board of Directors, subject to repeal or change at any regular or special meeting of shareholders at which a quorum is present or represented by the affirmative vote of seventy-five percent (75%) of the shares entitled to vote at such meeting and present or represented thereat provided notice of the proposed repeal or change is contained in the notice of such meeting of shareholders. The Bylaws may contain any provision for the regulation and management of the affairs of the corporation not inconsistent with applicable law or the Articles of Incorporation.


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